EXHIBIT 5

ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
2800 LaSalle Plaza
800 LaSalle Avenue
Minneapolis, MN 55402-2015

August 29, 2007

Arctic Cat Inc.
601 Brooks Avenue South
Thief River, MN 56701

Re:                               Registration Statement on Form S-8
Arctic Cat Inc. 2007 Omnibus Stock and Incentive Plan
Registration of 1,900,000 shares of Common Stock

Ladies and Gentlemen:

This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 1,900,000 shares of Common Stock, $0.01 par value, of Arctic Cat Inc. (the “Company”) offered pursuant to the Arctic Cat Inc. 2007 Omnibus Stock and Incentive Plan (the “Plan”).

We advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 1,900,000 shares of Common Stock to be issued by the Company pursuant to the Plan will, when paid for and issued pursuant to the terms of the Plan, be validly issued and lawfully outstanding, fully paid and non-assessable shares of Common Stock of the Company.

The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

Sincerely,

/s/ ROBINS, KAPLAN, MILLER & CIRESI L.L.P.